UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2021

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1919 Flowers Circle, Thomasville, GA		31757
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure

On March 9, 2021, Flowers Foods, Inc. (the “Company”) instructed Wells Fargo Bank, National Association (the “Trustee”), the trustee for the Company’s 4.375% Notes due 2022 (the “2022 Notes”), to deliver a notice of redemption to the holders of the 2022 Notes. Pursuant to the notice of redemption, the Company will redeem the entire aggregate principal amount of the 2022 Notes currently issued and outstanding under the Indenture, in accordance with the terms for redemption contained in the Indenture. The Company will redeem the 2022 Notes, which are subject to a customary make-whole premium, on April 9, 2021 for a redemption price set forth in the redemption notice.

Item 8.01.	Other Events.

On March 2, 2021, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters named therein, in connection with the offer and sale of the Company’s 2.400% Senior Notes due 2031 (the “Notes”). The Underwriting Agreement includes the terms and conditions of the offer and sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The Company will use the net proceeds from this offering to redeem its outstanding 2022 Notes and the balance of the net proceeds for general corporate purposes.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions. In particular, affiliates of Deutsche Bank Securities Inc., BofA Securities, Inc. and certain other underwriters are parties to, and lenders under, our existing revolving credit facility. Our existing revolving credit facility was negotiated on an arms’ length basis and contains customary terms pursuant to which the lenders receive customary fees.

The Notes were issued under an indenture, dated as of April 3, 2012 (the “Indenture”), by and between the Company, as issuer, and the Trustee. The terms and conditions of the Notes were established pursuant to, and are set forth in, the Officer’s Certificate of the Company (the “Officer’s Certificate”) and the form of 2.400% Senior Notes due 2031 (“Form of Note”), which are attached hereto as Exhibit 4.2 and Exhibit 4.3, respectively.

The Company will pay interest on the Notes on each March 15 and September 15, beginning on September 15, 2021. The Notes will mature on March 15, 2031. Before December 15, 2030, the Company may, at any time, redeem the Notes at a redemption price equal to 100% of the principal amount of such series, plus a “make-whole” premium described in the Indenture. On or after December 15, 2030, the Company may redeem the Notes at par, plus accrued and unpaid interest.

If a change of control triggering event (as defined in the Form of Note) occurs, unless we have exercised our option to redeem the Notes, we will be required to make an offer to each holder of the Notes to repurchase all or any part (equal to a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s notes. In a change of control offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of the notes plus unpaid interest, if any, accrued to, but not including, the date of repurchase, subject to the rights of holders of notes on a record date to receive interest due to the related interest payment date.

The Notes are subject to the covenants in the Indenture and Officer’s Certificate, which include certain limitations on liens, sale and leaseback transactions, sales of assets, mergers and consolidations.

The Indenture contains customary events of default, including: (i) failure to pay principal or premium, if any, on any Note when due; (ii) failure to pay any interest on any Note for 30 days after the interest becomes due; (iii) failure to perform or breach of any other covenant in the Indenture for 60 days after written notice thereof; (iv) certain defaults under any mortgage, indenture or instrument of the Company securing or evidencing the Company’s indebtedness; and (v) specified events of bankruptcy, insolvency or reorganization involving the Company or any significant subsidiary (or group of subsidiaries that, taken together, would constitute a significant subsidiary) of the Company.

If an event of default resulting from specified events involving bankruptcy or insolvency occurs, the Indenture provides that the principal, premium, if any, and accrued interest on the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Notes. If any other event of default occurs and is continuing, the Indenture provides that either the Trustee or the holders of 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately.

The foregoing disclosure is qualified in its entirety by reference to the Underwriting Agreement, the Indenture, Officer’s Certificate and Form of Note, which are attached hereto as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of March 2, 2021, by and among Flowers Foods, Inc. and BofA Securities, Inc. and Deutsche Bank Securities Inc., acting as representatives of the several underwriters named therein

4.1	Indenture, dated as of April 3, 2012, by and between Flowers Foods, Inc. and Wells Fargo Bank, National Association (Incorporated by reference to Exhibit 4.1 to Flowers Foods’ Current Report on Form 8-K, dated April 3, 2012, File No. 1-16247)

4.2	Indenture Officer’s Certificate pursuant to Section 2.02 of the Indenture, dated March 9, 2021

4.3	Form of 2.400% Senior Notes due 2031

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1 hereof)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

Dated: March 9, 2021	By:	/s/ R. Steve Kinsey
	Name:	R. Steve Kinsey
	Title:	Chief Financial Officer and Chief Accounting Officer